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                                                                    EXHIBIT 99.1

                             SITE TECHNOLOGIES, INC.

                       ANNOUNCES LIQUIDATING DISTRIBUTION

         September 24, 2001 - Site Technologies, Inc. (the "Company") (ticker symbol: STCHQ) today announced that it will make a partial liquidating distribution totaling $5,280,158 or $0.62 for every outstanding share of its Common Stock (the "Distribution"). The Distribution will be made to all shareholders of record as of the close of business on August 14, 2000 (the "Record Date").

         Pursuant to the Company's First Amended Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code (the "Plan"), effective as of the close of business on the Record Date, the Company's Common Stock no longer represents an ownership interest in the Company and only represents the right to receive a pro rata share of the Distribution and any subsequent distribution(s), if any. Accordingly the Company's Common Stock is no longer transferable on the Company's books. Pursuant to the Plan, after payment of all administrative costs, the Company's remaining funds, if any will be distributed to the shareholders of record as of the Record Date.